UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road

Mt. Laurel, New Jersey 08054

(Address of principal executive offices, including zip code)

(856) 917-1744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01                                           Other Events.

On July 18, 2017, the Company issued a press release announcing the expiration and final settlement of its previously announced cash tender offers (the “Offers”) and consent solicitations (the “Consent Solicitations”), with respect to any and all of its outstanding 7.375% Senior Notes Due 2019 (the “2019 Notes”) and 6.375% Senior Notes Due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”).

The Offers and Consent Solicitations expired at 11:59 p.m., New York City time, on July 17, 2017 (the “Expiration Date”). The Company has been advised by the tender agent that as of the Expiration Date, a total of (i) $177,479,000 aggregate principal amount of the 2019 Notes had been validly tendered and not withdrawn, which represented approximately 64.54% of the outstanding aggregate principal amount of the 2019 Notes, and (ii) $318,457,000 aggregate principal amount of the 2021 Notes had been validly tendered and not withdrawn, which represented approximately 93.66% of the outstanding aggregate principal amount of the 2021 Notes. These aggregate amounts include $25,000 additional 2019 Notes and $50,000 additional 2021 Notes validly tendered since the Early Tender Deadline. The Company made payment for the additional 2019 Notes and 2021 Notes tendered since the Early Tender Deadline on the date hereof. Following the completion of the Offers and Consent Solicitations, $97,521,000 principal amount of the 2019 Notes, and $21,543,000 principal amount of the 2021 Notes, remain outstanding.

The Company had previously announced the results of its Offers and Consent Solicitations as of 5.00 p.m., New York City time, on June 30, 2017 (the “Early Tender Deadline”). As previously announced, the Company received the requisite consents to the Proposed Actions (as defined in the offer to purchase and consent solicitation statement dated June 19, 2017 (the “Offer to Purchase and Consent Solicitation Statement”)), and entered into the Supplemental Indentures (as defined in the Offer to Purchase and Consent Solicitation Statement), dated as of July 3, 2017, to effect such Proposed Actions, which eliminate or modify substantially all of the restrictive covenants as well as certain events of default and other provisions contained in each of the indentures governing the Notes, give effect to the consent to the Sales (as defined in the Offer to Purchase and Consent Solicitation Statement) and waive any potential default that may occur resulting from the Sales.

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	PHH Corporation press release dated July 18, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William Brown
	Name:	William Brown
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: July 18, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	PHH Corporation press release dated July 18, 2017.